Exhibit 99.1

PRESS RELEASE

Contacts:

Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Announces Third Quarter 2007 Results;

Announces Two Initiatives to Drive Long-Term Growth

•	Diluted EPS Before Non-Core Gains and Charges Up 15%; GAAP Diluted EPS Up 31%, Due Primarily to Lower Costs Associated With the Company’s Financial Flexibility Programs

•	Core and Total Revenue Up 7% Before the Effect of Foreign Exchange; Up 9% After the Effect of Foreign Exchange

•	Confirms 2007 Full-Year Guidance; Provides Preliminary Outlook for 2008

•	Declares $0.25 Per Share Quarterly Cash Dividend

Short Hills, NJ – November 5, 2007 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the third quarter ended September 30, 2007.

“We are very pleased with our third quarter results, which position us to deliver another solid year in 2007,” said Steve Alesio, D&B Chairman and CEO. “We are now focused on building the foundation for continued strong performance in 2008 and beyond.”

Third Quarter 2007 Results

Diluted earnings per share before non-core gains and charges for the quarter ended September 30, 2007, were $1.00, up 15 percent from $0.87 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended September 30, 2007, were $0.94, up 31 percent from $0.72 in the prior year similar period due primarily to lower costs associated with the Company’s financial flexibility program.

PRESS RELEASE

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the third quarter of 2007 was $389.9 million, up 7 percent from the prior year similar period before the effect of foreign exchange (up 9 percent after the effect of foreign exchange). One point of this growth was due to acquisitions.

Core and total revenue results for the third quarter of 2007 reflect the following by solution set:

•	Risk Management Solutions revenue of $255.6 million, up 5 percent before the effect of foreign exchange (up 7 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $93.6 million, up 10 percent before the effect of foreign exchange (up 11 percent after the effect of foreign exchange);

•	E-Business Solutions revenue of $27.2 million, up 23 percent before the effect of foreign exchange (up 24 percent after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $13.5 million, up 2 percent before the effect of foreign exchange (up 3 percent after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the third quarter of 2007 was $100.1 million, up 10 percent from the prior year similar period. On a GAAP basis, operating income was $99.0 million, up 30 percent from the prior year similar period. During the third quarter of 2007, the Company also incurred transition costs of $3.1 million compared with $4.6 million incurred in the prior year period.

PRESS RELEASE

Net income before non-core gains and charges for the third quarter of 2007 was $59.3 million, up 8 percent from $55.2 million in the prior year similar period. On a GAAP basis, net income for the quarter was $56.1 million, up 23 percent from $45.8 million in the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow, excluding the impact of legacy tax matters, for the first nine months of 2007 was $256.7 million, up 7 percent from the first nine months of 2006.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities, excluding the impact of legacy tax matters, for the first nine months of 2007 was $309.3 million, up 10 percent from the first nine months of 2006. On a GAAP basis, net cash provided by operating activities for the first nine months of 2007 was $309.3 million, compared to $235.1 million in the first nine months of 2006.

See attached Schedule 4 for additional detail.

Share repurchases during the third quarter of 2007 under the Company’s special repurchase programs totaled $84.2 million. This total includes $9.2 million under the Company’s prior one-year, $200 million program commenced in October 2006, completing that program. The remaining $75.0 million in share repurchases were completed under the Company’s existing one-year, $200 million program, which commenced in July 2007. These amounts are in addition to repurchases made under the Company’s existing program to offset the dilutive effect of shares issued under employee benefit plans, which totaled $24.9 million in the third quarter of 2007.

The Company ended the quarter with $166.6 million of cash and cash equivalents.

Third Quarter 2007 Segment Results

United States

Core and total revenue for the third quarter of 2007 was $291.9 million, up 8 percent from $271.2 million in the prior year similar period.

PRESS RELEASE

U.S. core and total revenue results for the third quarter of 2007 reflect the following:

•	Risk Management Solutions revenue of $174.3 million, up 5 percent;

•	Sales & Marketing Solutions revenue of $79.9 million, up 9 percent;

•	E-Business Solutions revenue of $25.4 million, up 23 percent; and

•	Supply Management Solutions revenue of $12.3 million, up 2 percent.

See attached Schedules 4 and 5 for additional detail.

Operating income for the third quarter of 2007 was $102.8 million, up 10 percent from the prior year similar period. The increase was primarily due to improved revenue in the U.S. segment, partially offset by costs associated with investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for the third quarter of 2007 was $98.0 million, up 5 percent before the effect of foreign exchange (up 11 percent after the effect of foreign exchange) from $88.0 million in the prior year similar period.

International core and total revenue results for the third quarter of 2007 reflect the following:

•	Risk Management Solutions revenue of $81.3 million, up 3 percent before the effect of foreign exchange (up 9 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $13.7 million, up 16 percent before the effect of foreign exchange (up 23 percent after the effect of foreign exchange);

•	E-Business Solutions revenue of $1.8 million, up 18 percent before the effect of foreign exchange (up 27 percent after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $1.2 million, up 7 percent before the effect of foreign exchange (up 15 percent after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

PRESS RELEASE

Operating income for the third quarter of 2007 was $17.7 million, up 9 percent from the prior year similar period. The increase was primarily driven by lower data costs within our Italian Real Estate data business, an increase in core revenue and lower costs as a result of reengineering efforts.

Non-Core Gains and Charges

During the third quarter of 2007 and 2006, the Company recorded:

•	Net pre-tax, non-core charges of $0.7 million and $14.2 million, respectively

•	Net after-tax, non-core charges of $3.2 million and $9.4 million, respectively

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Initiatives to Drive Long-Term Growth

D&B today announced two initiatives which directly support the Company’s long-term growth strategy:

Risk Management: Japanese Joint Venture Agreement

D&B has signed an agreement which expands its risk management business in Japan. Specifically, D&B is establishing a new joint venture with its existing Japanese partner Tokyo Shoko Research (TSR). D&B will be the majority shareholder in the joint venture, which will trade under the name Dun & Bradstreet TSR Ltd. This new joint venture will allow D&B to expand upon its existing business in Japan by extending the depth of its risk management offerings to large business customers and global multinationals. The joint venture will begin business operations in fiscal 2008, subject to the completion of customary closing requirements.

PRESS RELEASE

Commercial Data Integration: Acquisition of Purisma

D&B has acquired Purisma, Incorporated, a provider of commercial data integration (CDI) software solutions, for $48 million. The acquisition was closed in late October. Purisma provides software capabilities that will enable D&B to further penetrate the fast-growing CDI marketplace. Purisma provides a strong strategic fit with D&B as its data hub and CDI software appliance are built to leverage the D&B database, simplifying the integration of D&B data with customers’ internal systems and further embedding D&B solutions behind the customer firewall.

Financial Impact of These Two Initiatives

D&B’s acquisition of Purisma and creation of a joint venture in Japan will have a small impact on 2007 earnings, which is incorporated in the Company’s guidance for the full year. For 2008, these transactions are expected to generate approximately 1.5 points of incremental revenue growth for D&B. The transactions are expected to be approximately $5 million dilutive to 2008 operating income and $0.10 dilutive to 2008 earnings, and accretive thereafter. On a cash basis, these transactions are expected to be approximately $0.05 dilutive to 2008 earnings.

D&B will provide additional detail on these initiatives on its third quarter 2007 earnings conference call, and the expected financial impact of these transactions is included in the Company’s full year 2007 outlook and its preliminary 2008 outlook set forth below.

Full Year 2007 Outlook Confirmed

The Company confirmed the following full-year guidance for 2007:

•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

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•	Diluted EPS of 13 to 16 percent before non-core gains and charges;

•	Free cash flow of $310 million to $325 million. As a reminder, the Company’s free cash flow outlook excludes the impact of any payments made in connection with the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 37 to 38 percent.

Preliminary 2008 Outlook Announced

D&B has announced the following preliminary financial outlook for 2008, which includes the impact of the Company’s acquisition of Purisma and creation of a joint venture in Japan:

•	Core revenue growth of 7 percent to 9 percent, before the effect of foreign exchange;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

•	Diluted EPS growth of 11 percent to 14 percent before non-core gains and charges.

The Company expects to update its full year 2008 outlook, including its outlook for 2008 free cash flow and tax rate, at year end.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic core revenue growth and each of operating income, operating margin, net income, diluted earnings per

PRESS RELEASE

share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes) before non-core gains and charges, and free cash flow. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2006, filed February 28, 2007 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.

Dividend Declared

D&B announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per share. This quarterly cash dividend is payable on December 14, 2007, to shareholders of record at the close of business on November 30, 2007.

Third Quarter Teleconference

As previously announced, D&B will review its third quarter 2007 financial results in a conference call with the investment community on Tuesday, November 6, 2007, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for over 165 years. D&B’s global commercial database contains more than 115 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides customers with four solution sets, which meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales

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& Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to increase cash by generating ongoing savings from our customers’ suppliers and by protecting our customers from serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

This press release, including, in particular, the sections titled “Initiatives to Drive Long-Term Growth,” “Full Year 2007 Outlook Confirmed,” and “Preliminary 2008 Outlook Announced,” contain projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its Worldwide Network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

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•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data. In particular, D&B’s results have been, and may continue to be, significantly impacted by legislative changes affecting the fees charged by the Italian government to acquire and/or re-use data.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

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D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to introduce new Web-based products or services in a seamless way and without disruption to existing products such as DNBi.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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D&B’s projection for free cash flow in 2007 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited)—As Reported

	Quarter Ended September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2007	2006				2007	2006
Revenue:
U.S.	$291.9	$271.2	8%	0%	8%	$886.0	$828.4	7%	0%	7%
International	98.0	88.0	11%	6%	5%	293.0	265.4	10%	7%	3%

Core and Total Revenue	$389.9	$359.2	9%	2%	7%	$1,179.0	$1,093.8	8%	2%	6%

Operating Income (Loss):
U.S.	$102.8	$94.0	10%			$307.9	$285.5	8%
International (1)	17.7	16.3	9%			53.4	48.7	10%

Total Divisions	120.5	110.3	9%			361.3	334.2	8%
Corporate and Other (2)	(21.5)	(33.8)	36%			(83.6)	(86.1)	3%

Operating Income	99.0	76.5	30%			277.7	248.1	12%

Interest Income	2.4	1.3	76%			5.5	5.6	(3)%
Interest Expense	(6.9)	(5.1)	(34)%			(19.8)	(14.7)	(34)%
Other Income (Expense)—Net (3)	0.1	(0.4)	N/M			7.7	(0.5)	N/M

Non-Operating Income (Expense)—Net	(4.4)	(4.2)	(4)%			(6.6)	(9.6)	32%

Income before Provision for Income Taxes	94.6	72.3	31%			271.1	238.5	14%
Provision for Income Taxes	37.8	26.4	(43)%			74.2	88.9	17%
Minority Interest Income (Expense)	(1.1)	(0.2)	N/M			(1.3)	(0.4)	N/M
Equity in Net Income (Loss) of Affiliates	0.4	0.1	N/M			0.8	0.3	N/M

Net Income (4)	$56.1	$45.8	23%			$196.4	$149.5	31%

Basic Earnings Per Share of Common Stock	$0.97	$0.74	31%			$3.35	$2.33	44%

Diluted Earnings Per Share of Common Stock (5)	$0.94	$0.72	31%			$3.27	$2.27	44%

Weighted Average Number of Shares Outstanding:
Basic	58.1	61.7	6%			58.7	64.1	8%

Diluted	59.6	63.4	6%			60.2	65.9	9%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The

Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited)—Before Non-Core Gains and Charges

	Quarter Ended September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2007	2006				2007	2006
Revenue:
U.S.	$291.9	$271.2	8%	0%	8%	$886.0	$828.4	7%	0%	7%
International	98.0	88.0	11%	6%	5%	293.0	265.4	10%	7%	3%

Core and Total Revenue	$389.9	$359.2	9%	2%	7%	$1,179.0	$1,093.8	8%	2%	6%

Operating Income (Loss):
U.S.	$102.8	$94.0	10%			$307.9	$285.5	8%
International (1)	17.7	16.3	9%			54.2	48.7	11%

Total Divisions	120.5	110.3	9%			362.1	334.2	8%
Corporate and Other (2)	(20.4)	(19.6)	(4)%			(62.8)	(61.9)	(2)%

Operating Income	100.1	90.7	10%			299.3	272.3	10%

Interest Income	2.4	1.3	76%			5.5	5.6	(3)%
Interest Expense	(6.9)	(5.1)	(34)%			(19.8)	(14.7)	(34)%
Other Income (Expense)—Net (3)	(0.3)	(0.4)	25%			(0.2)	(0.5)	N/M

Non-Operating Income (Expense)—Net	(4.8)	(4.2)	(13)%			(14.5)	(9.6)	(51)%

Income before Provision for Income Taxes	95.3	86.5	10%			284.8	262.7	8%
Provision for Income Taxes	35.3	31.2	(13)%			106.4	96.5	(10)%
Minority Interest Income (Expense)	(1.1)	(0.2)	N/M			(1.3)	(0.4)	N/M
Equity in Net Income (Loss) of Affiliates	0.4	0.1	N/M			0.8	0.3	N/M

Net Income (4)	$59.3	$55.2	8%			$177.9	$166.1	7%

Basic Earnings Per Share of Common Stock	$1.02	$0.89	15%			$3.03	$2.59	17%

Diluted Earnings Per Share of Common Stock (5)	$1.00	$0.87	15%			$2.96	$2.52	18%

Weighted Average Number of Shares Outstanding:
Basic	58.1	61.7	6%			58.7	64.1	8%

Diluted	59.6	63.4	6%			60.2	65.9	9%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

Schedule 3

(1)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

		Quarter Ended September 30,			Year-to-Date September 30,
	Amounts in millions	2007	2006	% Change Fav/(Unfav)	2007	2006	% Change Fav/(Unfav)
	International Operating Income - As Reported (Schedule 1)	$17.7	$16.3	9%	$53.4	$48.7	10%
	Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	(0.8)	—	N/M

	International Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$17.7	$16.3	9%	$54.2	$48.7	11%

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

		Quarter Ended September 30,			Year-to-Date September 30,
	Amounts in millions	2007	2006	% Change Fav/(Unfav)	2007	2006	% Change Fav/(Unfav)
	Corporate and Other - As Reported (Schedule 1)	$(21.5)	$(33.8)	36%	$(83.6)	$(86.1)	3%
	Restructuring Charges	(1.1)	(14.2)	93%	(20.8)	(24.2)	14%

	Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(20.4)	$(19.6)	(4)%	$(62.8)	$(61.9)	(2)%

(3)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

		Quarter Ended September 30,			Year-to-Date September 30,
	Amounts in millions	2007	2006	% Change Fav/(Unfav)	2007	2006	% Change Fav/(Unfav)
	Other Income (Expense)-Net - As Reported (Schedule 1)	$0.1	$(0.4)	N/M	$7.7	$(0.5)	N/M
	Effect of the Adoption of FIN 48 on Legacy Tax Matters	0.4	—	N/M	1.3	—	N/M
	Gain Associated with Huaxia D&B China Joint Venture	—	—	N/M	5.8	—	N/M
	Gain on Sale of Investment in Australia	—	—	N/M	0.8	—	N/M

	Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.3)	$(0.4)	25%	$(0.2)	$(0.5)	N/M

The Dun & Bradstreet Corporation

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

Schedule 3

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

		Quarter Ended September 30,			Year-to-Date September 30,
	Amounts in millions	2007	2006	% Change Fav/ (Unfav)	2007	2006	% Change Fav/ (Unfav)
	Net Income - As Reported (Schedule 1)	$56.1	$45.8	23%	$196.4	$149.5	31%

	Restructuring Charges	(0.7)	(9.4)	N/M	(13.0)	(15.8)	N/M
	Gain Associated with Huaxia D&B China Joint Venture	—	—	N/M	2.9	—	N/M
	Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	(0.6)	—	N/M
	Gain on Sale of Investment in Australia	—	—	N/M	0.5	—	N/M
	Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transaction	—	—	N/M	31.2	—	N/M
	Impact of revaluing the Net Deferred Tax Assets in the UK as a result of a UK tax law change, enacted in Q3 2007, which reduces the general UK tax rate from 30% to 28%	(2.5)	—	N/M	(2.5)	—	N/M
	Charge/Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	—	(0.8)	N/M

	Net Income - Before Non-Core Gains and Charges (Schedule 2)	$59.3	$55.2	8%	$177.9	$166.1	7%

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

		Quarter Ended September 30,			Year-to-Date September 30,
		2007	2006	% Change Fav/(Unfav)	2007	2006	% Change Fav/(Unfav)
	Diluted EPS - As Reported (Schedule 1)	$0.94	$0.72	31%	$3.27	$2.27	44%

	Restructuring Charges	(0.01)	(0.15)	N/M	(0.22)	(0.24)	N/M
	Gain Associated with Huaxia D&B China Joint Venture	—	—	N/M	0.05	—	N/M
	Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	(0.01)	—	N/M
	Gain on Sale of Investment in Australia	—	—	N/M	0.01	—	N/M
	Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transaction	—	—	N/M	0.52	—	N/M
	Impact of revaluing the Net Deferred Tax Assets in the UK as a result of a UK tax law change, enacted in Q3 2007, which reduces the general UK tax rate from 30% to 28%	(0.05)	—	N/M	(0.04)	—	N/M
	Charge/Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	—	(0.01)	N/M

	Diluted EPS - Before Non-Core Gains and Charges (Schedule 2)	$1.00	$0.87	15%	$2.96	$2.52	18%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

* Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.

* Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”

Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”

* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This Financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation

Supplemental Financial Data (unaudited)

Schedule 4

	Quarter Ended September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date September 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2007	2006				2007	2006
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$174.3	$165.3	5%	0%	5%	$533.6	$511.1	4%	0%	4%
Sales & Marketing Solutions	79.9	73.3	9%	0%	9%	249.5	230.6	8%	0%	8%
E-Business Solutions	25.4	20.6	23%	0%	23%	72.9	60.4	21%	0%	21%
Supply Management Solutions	12.3	12.0	2%	0%	2%	30.0	26.3	14%	0%	14%

Core and Total U.S.	291.9	271.2	8%	0%	8%	886.0	828.4	7%	0%	7%

International:
Risk Management Solutions	81.3	74.5	9%	6%	3%	239.4	221.5	8%	7%	1%
Sales & Marketing Solutions	13.7	11.0	23%	7%	16%	45.6	37.0	23%	7%	16%
E-Business Solutions	1.8	1.4	27%	9%	18%	5.3	3.7	41%	10%	31%
Supply Management Solutions	1.2	1.1	15%	8%	7%	2.7	3.2	(12)%	7%	(19)%

Core and Total International	98.0	88.0	11%	6%	5%	293.0	265.4	10%	7%	3%

Total Corporation:
Risk Management Solutions	255.6	239.8	7%	2%	5%	773.0	732.6	6%	3%	3%
Sales & Marketing Solutions	93.6	84.3	11%	1%	10%	295.1	267.6	10%	1%	9%
E-Business Solutions	27.2	22.0	24%	1%	23%	78.2	64.1	22%	1%	21%
Supply Management Solutions	13.5	13.1	3%	1%	2%	32.7	29.5	11%	0%	11%

Core and Total Revenue	$389.9	$359.2	9%	2%	7%	$1,179.0	$1,093.8	8%	2%	6%

Operating Costs:
Operating Expenses	$112.9	$114.5	1%			$349.1	$341.6	(2)%
Selling and Administrative Expenses	166.1	145.8	(14)%			501.0	457.7	(9)%
Depreciation and Amortization	10.8	8.2	(32)%			30.4	22.2	(37)%
Restructuring Expense	1.1	14.2	93%			20.8	24.2	14%

Total Operating Costs	$290.9	$282.7	(3)%			$901.3	$845.7	(7)%

Capital Expenditures	$2.1	$5.0	58%			$11.2	$9.2	(22)%

Additions to Computer Software & Other Intangibles	$17.4	$14.4	(21)%			$41.4	$31.2	(33)%

		Year-to-Date	Quarter Ended			Full Year	Quarter Ended
		Sep 30, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Reconciliation of International Revenue Growth excluding Italian Real Estate Data Business:
Total International Revenue AFX		10%	11%	9%	11%	3%	5%	7%	(2)%	4%
Divested Revenue		0%	0%	0%	0%	0%	0%	0%	0%	0%

Core International Revenue AFX		10%	11%	9%	11%	3%	5%	7%	(2)%	4%
Favorable (Unfavorable) Effects of Foreign Exchange		7%	6%	7%	8%	0%	6%	4%	(3)%	(7)%

Core International Revenue BFX		3%	5%	2%	3%	3%	(1)%	3%	1%	11%
Effect of Italian Real Estate Data Business BFX		(2)%	(1)%	0%	(4)%	(3)%	(7)%	(1)%	(5)%	3%

Core International Revenue BFX excluding Italian Real Estate Data Business		5%	6%	2%	7%	6%	6%	4%	6%	8%

						Full Year	Quarter Ended
						Dec 31, 2005	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005
Total International Revenue AFX						(13)%	(4)%	(11)%	(14)%	(23)%
Divested Revenue						(21)%	(6)%	(16)%	(29)%	(34)%

Core International Revenue AFX						8%	2%	5%	15%	11%
Favorable (Unfavorable) Effects of Foreign Exchange						2%	(3)%	1%	5%	6%

Core International Revenue BFX						6%	5%	4%	10%	5%
Effect of Italian Real Estate Data Business BFX						6%	7%	4%	9%	3%

Core International Revenue BFX excluding Italian Real Estate Data Business						0%	(2)%	0%	1%	2%

The Dun & Bradstreet Corporation

Supplemental Financial Data (unaudited)

Schedule 4

	Quarter Ended
Amounts in millions	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Net Debt Position:
Cash and Cash Equivalents	$166.6	$154.8	$139.6	$138.4	$138.9	$117.1	$126.1
Marketable Securities	—	—	—	—	—	—	103.2
Short-Term Debt	—	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(1.1)
Long-Term Debt	(546.2)	(475.8)	(484.1)	(458.9)	(400.4)	(354.3)	(299.3)

Net Debt	$(379.6)	$(321.1)	$(344.6)	$(320.6)	$(261.6)	$(237.6)	$(71.1)

	Year-To-Date
Amounts in millions	Sep 30, 2007	Sep 30, 2006	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$309.3	$235.1	32%
Less:
Capital Expenditures (As Reported)	11.2	9.2	(22)%
Additions to Computer Software & Other Intangibles (As Reported)	41.4	31.2	(33)%

Free Cash Flow	256.7	194.7	32%
Add: Legacy Tax Matters	—	45.6	N/M

Free Cash Flow Excluding Legacy Tax Matters	$256.7	$240.3	7%

	Year-To-Date
Amounts in millions	Sep 30, 2007	Sep 30, 2006	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (As Reported)	$309.3	$235.1	32%
Add: Legacy Tax Matters	—	45.6	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$309.3	$280.7	10%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation

Revenue Reconciliation and Detail (unaudited)	Schedule 5

	Quarter Ended September 30, 2007 vs. 2006							Year-to-Date September 30, 2007 vs. 2006
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core							Traditional/VAPs as a % of Total Customer Solution Sets/Core
								AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)
				2007		2006					2007		2006
Amounts in millions				% Product Line/Core		% Product Line/Core					% Product Line/Core		% Product Line/Core
Revenue:
U.S.:
Risk Management Solutions:
Traditional	7%	0%	7%	79%	47%	78%	47%	5%	0%	5%	78%	47%	77%	48%
VAPs	0%	0%	0%	21%	13%	22%	14%	1%	0%	1%	22%	13%	23%	14%
Total Risk Management Solutions	5%	0%	5%		60%		61%	4%	0%	4%		60%		62%
Sales & Marketing Solutions:
Traditional	(2)%	0%	(2)%	45%	12%	50%	13%	1%	0%	1%	43%	12%	46%	13%
VAPs	20%	0%	20%	55%	15%	50%	14%	14%	0%	14%	57%	16%	54%	15%
Total Sales & Marketing Solutions	9%	0%	9%		27%		27%	8%	0%	8%		28%		28%
E-Business Solutions	23%	0%	23%		9%		8%	21%	0%	21%		8%		8%
Supply Management Solutions	2%	0%	2%		4%		4%	14%	0%	14%		4%		2%
Core and Total U.S. Revenue	8%	0%	8%					7%	0%	7%

International:
Risk Management Solutions:
Traditional	3%	6%	(3)%	84%	70%	89%	76%	4%	8%	(4)%	86%	70%	89%	75%
VAPs	63%	11%	52%	16%	13%	11%	9%	46%	9%	37%	14%	12%	11%	9%
Total Risk Management Solutions	9%	6%	3%		83%		85%	8%	7%	1%		82%		84%
Sales & Marketing Solutions:
Traditional	8%	7%	1%	61%	8%	68%	9%	21%	9%	12%	55%	8%	56%	8%
VAPs	56%	8%	48%	39%	6%	32%	4%	26%	5%	21%	45%	7%	44%	6%
Total Sales & Marketing Solutions	23%	7%	16%		14%		13%	23%	7%	16%		15%		14%
E-Business Solutions	27%	9%	18%		2%		1%	41%	10%	31%		2%		1%
Supply Management Solutions	15%	8%	7%		1%		1%	(12)%	7%	(19)%		1%		1%
Core and Total International Revenue	11%	6%	5%					10%	7%	3%

Total Corporation:
Risk Management Solutions:
Traditional	6%	2%	4%	80%	53%	81%	54%	5%	3%	2%	80%	53%	81%	54%
VAPs	11%	2%	9%	20%	13%	19%	13%	9%	2%	7%	20%	13%	19%	13%
Total Risk Management Solutions	7%	2%	5%		66%		67%	6%	3%	3%		66%		67%
Sales & Marketing Solutions:
Traditional	(1)%	1%	(2)%	47%	11%	52%	12%	4%	1%	3%	45%	11%	47%	11%
VAPs	24%	1%	23%	53%	13%	48%	11%	16%	1%	15%	55%	14%	53%	13%
Total Sales & Marketing Solutions	11%	1%	10%		24%		23%	10%	1%	9%		25%		24%
E-Business Solutions	24%	1%	23%		7%		6%	22%	1%	21%		6%		6%
Supply Management Solutions	3%	1%	2%		3%		4%	11%	0%	11%		3%		3%
Core and Total Revenue	9%	2%	7%					8%	2%	6%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.